UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/16/2006

REPUBLIC COMPANIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51455

DELAWARE	30-0175923
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

222 Delaware Avenue, Suite 900
Wilmington, Delaware 19801
(Address of principal executive offices, including zip code)

(302) 658-3613
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Form of Restricted Stock Award Agreement under Incentive Bonus Plan.   On February 15, 2006, the Compensation Committee of Republic Companies Group, Inc. (the "Company") determined the amounts of the Incentive Bonus Awards under the Incentive Bonus Plan (the "Plan") of Republic Underwriters Insurance Company for work performed in 2005. As described in the Plan, at the President's sole discretion there may be a Restricted Stock component to each of the Incentive Bonus Awards that will be evidenced by a restricted stock award agreement. The President has elected to make such Restricted Stock award a component of each Incentive Bonus Award for this period. The form of the award agreement is filed herewith as Exhibit 10.1, and incorporated by reference into this Item 1.01 of Form 8-K.

Item 2.02.    Results of Operations and Financial Condition

On February 16, 2006, the Company issued a press release announcing its financial results for fourth quarter and full year 2005 and providing information on the Company's 2006 reinsurance structure and 2006 guidance. The press release also includes Supplemental Consolidated Information. A copy of the press release is posted on the Company's website at www.RepublicGroup.com and is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

The following exhibits are filed as a part of this report:

10.1 Form of Restricted Stock Award Agreement

99.1 Press Release of Republic Companies Group, Inc. dated February 16, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC COMPANIES GROUP, INC.

Date: February 16, 2006	By:	/s/ Michael E. Ditto
Michael E. Ditto
Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Form of Restricted Stock Award Agreement
EX-99.1	Q4 2005 Earnings Release